Exhibit 1

                            PECO ENERGY COMPANY

                               $250,000,000

                COLLATERALIZED MEDIUM-TERM NOTES, SERIES B

                          Distribution Agreement


                                                               May 18, 1995


Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower
New York, New York 10281

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York 10020

Dear Sirs:

          PECO Energy Company (the "Company") proposes to issue and sell from time to time its Collateralized Medium-Term Notes, Series B (the "Notes") in an aggregate amount up to $250,000,000 and agrees with each of you (individually, an "Agent" and collectively, the "Agents") as set forth in this Agreement.

          Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to any Agent as principal, it will enter into a separate agreement (each a "Terms Agreement"), substantially in the form of Annex I hereto, relating to such sale in accordance with
Section 2(b) hereof.

          The Notes will be issued under a Collateralized Note Indenture dated as of October 1, 1989, as previously amended and as further supplemented by a Second Supplemental Indenture dated as of May 1, 1995 (the "Indenture"), between the Company and Fidelity Bank, National Association (to which First Fidelity Bank, National Association is successor), as trustee (the "Note Trustee"). The Notes shall have the maturity ranges, fixed interest rates, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Notes will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.

          1. The Company represents and warrants to, and agrees with, each Agent that:

               (a)  A registration statement on Form S-3 in
respect of the Notes has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered or to be delivered to such Agent, excluding exhibits to such registration statement but including all documents incorporated by reference in the prospectus included therein, and such registration statement in such form has been declared effective by the Commission and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement (together with any other registration statement with respect to the Notes), including all exhibits thereto but excluding Form T-1 and, if applicable, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), in accordance with Section 4(a) hereof, each as amended at the time such part became effective, being hereinafter collectively called the "Registration Statement"; the prospectus (including, if applicable, any prospectus supplement) relating to the Notes, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Notes sold pursuant to this Agreement, in the form filed with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

               (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were so filed, as the case may be, contained, in the case of documents which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Prospectus as amended and supplemented, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will ynot contain, in the case of documents which become effective under the Act, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of documents which are filed under the Exchange Act with the Commission, an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented;

               (c) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date in the case of the Registration Statement and any amendment thereto and as of the applicable filing date in the case of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Notes;

               (d)  Since the date of the latest audited
financial statements included or incorporated by reference in the Prospectus, there has not been any material adverse change, or any development which the Company reasonably believes will result in a prospective material adverse change, in the financial condition, business or results of operations of the Company and its subsidiaries, considered as a whole, otherwise than as set forth or contemplated in the Prospectus;

               (e) The Company is a validly existing corporation in good standing under the laws of the Commonwealth of Pennsylvania. Each of the Company's subsidiaries which constitutes a "gas utility company" or an "electric utility company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, ("Utility Subsidiary"), is a validly existing corporation under the laws of its jurisdiction of incorporation. The Company and each Utility Subsidiary have all requisite power and authority to own and occupy their respective properties and carry on their respective businesses as presently conducted and as described in the Prospectus and are duly qualified as foreign corporations to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by them make such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the Company;

               (f) At or prior to each Time of Delivery and each Settlement Date fixed pursuant to the Administrative Procedure, the Company will have pledged with the Note Trustee under the Indenture for the benefit of the holders of the Notes an aggregate principal amount of the Company's First and Refunding Mortgage Bonds, Medium-Term Note Series B (the "Bonds") to be issued under the First and Refunding Mortgage dated May 1, 1923, between The Counties Gas and Electric Company (to which the Company is successor) and Fidelity Trust Company (to which First Fidelity Bank, National Association is successor) (the "Bond Trustee"), as supplemented and amended by ninety-five supplemental indentures and as to be further supplemented and amended by that supplemental indenture to be dated May 1, 1995 between the Company and the Bond Trustee relating to the Bonds (said First and Refunding Mortgage and supplemental indentures being hereinafter collectively called the "Mortgage") equal to the principal amount of Notes then being issued pursuant to the Indenture;

               (g) At each Time of Delivery and each Settlement Date fixed pursuant to the Administrative Procedure, the title to the Bonds then being issued and delivered to the Note Trustee will be free and clear of any liens, charges or encumbrances (other than the lien of the Indenture), and the Indenture will constitute a valid and binding perfected first lien upon such Bonds;

               (h) The Notes have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement and authenticated by the Note Trustee, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized by the Company and has been qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms and the Notes of any particular issuance of Notes will conform to the descriptions thereof in the Prospectus as amended or supplemented to relate to such issuance of Notes;

               (i) The Bonds have been duly authorized, and, when issued and delivered pursuant to Mortgage and authenticated by the Mortgage Trustee, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Mortgage, which will be substantially in the form filed as an exhibit to the Registration Statement; the Mortgage has been duly authorized by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, to applicable state laws which may affect the remedies provided for in the Mortgage without, however, rendering inadequate the remedies available to the Bond Trustee for the practical realization of the benefit of the security intended to be afforded thereby, to the Atomic Energy Act of 1954, 42 U.S.C.
section 2011, et seq., and the rules and regulations thereunder and to general equity principles; and the Mortgage conforms and the Bonds will conform to the descriptions thereof in the Prospectus as amended or supplemented;

               (j) The issue and sale of the Notes, the issue and pledge of the Bonds, the compliance by the Company with all of the provisions of the Notes, the Indenture, the Bonds, the Mortgage, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or result in the creation of (or impose any obligation on the Company or any Utility Subsidiary to create) any mortgage, pledge, lien, security or encumbrance (other than the liens of the Mortgage and the Indenture) upon any properties or assets of the Company or any Utility Subsidiary pursuant to any such term; nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or the Bylaws of the Company, as amended, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Notes, the issue and pledge of the Bonds or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement, the Mortgage or the Indenture, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Act or the Trust Indenture Act, from the Pennsylvania Public Utility Commission authorizing the Company to issue and sell the Notes and to issue Bonds pursuant to the Mortgage to collateralize the Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws;

               (k) The accountants that have certified or shall certify the financial statements filed or to be filed with the Commission and incorporated by reference as parts of the Registration Statement and the Prospectus as amended or supplemented are independent accountants as required by the Act;
and

               (l) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which may individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          2. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit and receive offers to purchase the Notes from the Company unless otherwise instructed to suspend the solicitation of offers to purchase the Notes pursuant to the third paragraph of this Section 2(a), upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as each Agent's obligation to solicit offers to purchase the Notes has not been terminated hereunder, the Company shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, any debt securities with a maturity at the time of original issuance of 9 months to 30 years except pursuant to this Agreement, any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Act or except in connection with a competitive bid or firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Company reserves the right to sell, and may solicit and accept offers to purchase, Notes directly on its own behalf, and, in the case of any such sale not resulting from a solicitation made by an Agent, no commission will be payable with respect to such sale. These provisions shall not limit Section 4(f) hereof or any similar provision included in any Terms Agreement.

          Procedural details relating to the issue and delivery of Notes, the solicitation of offers to purchase Notes and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the "Administrative Procedure"). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Company will furnish to the Note Trustee a copy of the Administrative Procedure as from time to time in effect.

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Company, the Agents will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

          The Company agrees to pay each Agent a commission, at the time of settlement of any sale of a Note by the Company as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Note sold:

                                                    Commission
                                                  (percentage of
                                                     aggregate
                                                 principal amount
    Range of Maturities                           of Notes sold)
    -------------------                          ----------------
    From 9 months to less than 1 year . . . . . .      .125%
    From 1 year to less than 18 months. . . . . .      .150%
    From 18 months to less than 2 years . . . . .      .200%
    From 2 years to less than 3 years . . . . . .      .250%
    From 3 years to less than 4 years . . . . . .      .350%
    From 4 years to less than 5 years . . . . . .      .450%
    From 5 years to less than 6 years . . . . . .      .500%
    From 6 years to less than 7 years . . . . . .      .550%
    From 7 years to less than 10 years. . . . . .      .600%
    From 10 years to less than 15 years . . . . .      .625%
    From 15 years to less than 20 years . . . . .      .700%
    From 20 years to 30 years . . . . . . . . . .      .750%


          Unless otherwise agreed between the Company and each Agent, each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by it as Agent other than those rejected by such Agent in accordance herewith. The Company shall have the right in its sole and absolute discretion to accept offers to purchase Notes and may reject any proposed purchase of Notes. If the Company accepts an offer to purchase Notes, it shall confirm such acceptance in writing. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes received by it, and any such rejection by it shall not be deemed a breach of its agreements contained herein. No Agent shall have the authority to accept any offer to purchase Notes resulting from such Agent's solicitation of offers. The appointment by the Company of each Agent shall not authorize such Agent to take any action on behalf of the Company other than as set forth in this Agreement and the Administrative Procedure.

               (b) Each sale of Notes to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree in writing) a Terms Agreement which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. Terms Agreements, each of which shall be substantially in the form of Annex I hereto, may take the form of an exchange of any standard form of written telecommunication between any Agent and the Company, including by telecopy or telex, or may take the form of an oral agreement between any Agent and the Company which is confirmed in writing by the Agent within a reasonable period of time. In addition, the Agents may offer Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer may include all or part of the discount to be received from the Company. The Company and any Agent who is a party to a Terms Agreement agree to exchange executed copies of such Terms Agreement as promptly as practicable after they have entered into such Terms Agreement pursuant to the foregoing exchange of written telecommunication.

          For each sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Notes and payment therefor shall be as set forth in the Administrative Procedure. For each such sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 2(a) hereof and in accordance with the schedule set forth therein.

          Each time and date of delivery of and payment for Notes to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative
Procedure, is referred to herein as a "Time of Delivery".

          3.   The documents required to be delivered pursuant to
Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of PECO Energy Company, 2301 Market Street, Philadelphia, PA 19103 at 11:00 A.M., Philadelphia time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Notes is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

          4.   The Company covenants and agrees with each Agent:

               (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof or (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Notes as principal and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof; provided, however, that the foregoing requirement shall not apply to periodic filings with the Commission by the Company of Current Reports on Form 8-K or Quarterly Reports on Form 10-Q under the Exchange Act, copies of which filings the Company will cause to be delivered to such Agent reasonably on or after the date of filing with the Commission; (ii) to prepare, with respect to any Notes to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b) under the Act within the applicable time period for such filing by the rules and regulations under the Act; (iii) to make no amendment or supplement to the Registration Statement or Prospectus, other than any Pricing Supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and comment on it; provided, however, that the foregoing requirement shall not apply to periodic filings with the Commission by the Company of Current Reports on Form 8-K or Quarterly Reports on Form 10-Q or under the Exchange Act, copies of which filings the Company will cause to be delivered to such Agent reasonably on or after the date of filing with the Commission; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and during such same period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Notes not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Notes, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its reasonable efforts to obtain its withdrawal;

               (b)  Promptly from time to time to take such
action as such Agent reasonably may request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Notes; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (c) To furnish such Agent with copies of the Registration Statement and each amendment thereto, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Notes (including Notes purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Notes from the Company (and, if so notified, such Agent shall promptly cease such solicitations); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Notes purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Notes, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

               (d) To make generally available to its security holders as soon as is reasonably practicable, but in any event not later than eighteen months after the date of acceptance by the Company of an offer to purchase Notes covering a period of at least twelve months beginning on the later of (i) the effective date of the Registration Statement, (ii) the effective date of each post-effective amendment to the Registration Statement, and
(iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

               (e) During the term of this Agreement, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

               (f) That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Notes as principal and continuing to and including the related Time of Delivery, the Company will not, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which both mature more than 9 months after such Time of Delivery and are substantially identical to the Notes;

               (g) That each acceptance by the Company of an offer to purchase Notes hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), each execution and delivery by the Company of a Terms Agreement with such Agent, and each delivery of Notes by the Company on the settlement date for the Notes relating to such acceptance or Time of Delivery, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such acceptance, of such Terms Agreement or of such delivery of Notes, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and/or the Prospectus as amended and supplemented to such date);

               (h) That upon each Settlement Date or Time of Delivery, the Company shall furnish to counsel to the Agents such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

               (i) That upon each Settlement Date or Time of Delivery, the Company shall furnish or cause to be furnished to such Agent a written opinion of counsel for the Company satisfactory to such Agent, dated the date of such Settlement Date or Time of Delivery relating to such sale, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

               (j) That, if the Registration Statement or the Prospectus shall have been amended or supplemented, or a document shall have been filed under the Act or the Exchange Act and incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records, and in each case if such amendment, supplement or incorporation shall have taken place prior to any Settlement Date or Time of Delivery and since the later of the effective date of the Registration Statement or the date of the last such Settlement Date or Time of Delivery on or at which such Agent acted as agent or principal pursuant to a Terms Agreement or otherwise, then the Company shall cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement to furnish such Agent a letter, dated the date of such Settlement Date or Time of Delivery relating to such sale in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in
Section 6(d) hereof which was last furnished to such Agent;

               (k) That upon each Settlement Date or Time of Delivery, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such Settlement Date or Time of Delivery relating to such sale in such form and executed by such officers of the Company as shall be satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in Section 6(g) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(g) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

               (l) To offer to any person who has agreed to purchase Notes as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Notes if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 6(a), 6(e), 6(f), 6(h) or 6(i) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Notes shall be substituted, for purposes of this
Section 4(l), for the respective judgments of an Agent with respect to certain matters referred to in such Sections 6(a), 6(e), 6(f), 6(h) and 6(i) on behalf of any such person).

          5. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid, whether or not any sale of Notes is consummated, the following: (i) the fees and expenses of the Company's counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the fees and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby and the transactions contemplated hereunder, including any opinions to be rendered by such counsel hereunder;
(iii) the cost of printing, preparing by word processor or reproducing this Agreement, any Terms Agreement, the Indenture, the Mortgage, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Notes or pledge of the Bonds; (iv) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in
Section 4(b) hereof, including fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Notes; (vi) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Notes; (vii) the cost of preparing the Notes and the Bonds; (viii) the fees and expenses of the Note Trustee and any agent of the Note Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for the Note Trustee or such agent in connection with the Indenture and the Notes; (ix) the fees and expenses of the Bond Trustee and any agent of the Bond Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for the Bond Trustee or any agent in connection with the Mortgage and the Bonds; (x) any advertising expenses connected with the solicitation of offers to purchase and the sale of Notes so long as such advertising expenses have been approved by the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

          6. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Notes, and the obligation of any Agent to purchase Notes as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are true and correct in all material respects at and as of the Commencement Date, the Solicitation Time, the Settlement Date or Time of Delivery (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date), and at and as of such Settlement Date or Time of Delivery, the condition that prior to such Settlement Date or Time of Delivery, the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

               (a) (i) With respect to any Notes sold, at or prior to such Settlement Date or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with
Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

               (b) Counsel to the Agents shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to the validity of the Notes, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, an opinion or opinions, dated as of the Settlement Date or Time of Delivery, as the case may be, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (c) Counsel for the Company satisfactory to such Agent shall have furnished to such Agent their written opinion, dated the Commencement Date and each Settlement Date or Time of Delivery referred to in Section 4(i) hereof, as the case may be, in form and substance satisfactory to such Agent, to the effect that:

               (i)  The Company is a corporation duly
incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and conduct its business as then being conducted and as then proposed to be conducted, to enter into this Agreement and any applicable Terms Agreement, the Mortgage and the Indenture, to issue and pledge the Bonds, to issue and sell the Notes, and to carry out the terms of this Agreement, any applicable Terms Agreement, the Mortgage, the Indenture, the Bonds and the Notes;

               (ii) Each of the Company's Utility Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and conduct its business as then being conducted and as then proposed to be conducted;

               (iii) The Company and each Utility Subsidiary are duly qualified as foreign corporations to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by them makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the Company;

               (iv) FROM IN-HOUSE COUNSEL -- To the best of such counsel's knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which may individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (v) The execution, delivery and performance by the Company of this Agreement and any applicable Terms Agreement, the Indenture, the Mortgage, the Notes and the Bonds will not result in any violation of or be in conflict with or constitute a default under any term of the Company's Articles of Incorporation or Bylaws, or, to the best of such counsel's knowledge after due inquiry of officials of the Company, of any term of any mortgage, loan agreement or indenture to which it is a party or by which it is bound or result in the creation of (or impose any obligation on the Company or any Utility Subsidiary to create) any mortgage, pledge, lien, security interest, charge or encumbrance (other than the liens of the Mortgage and the Indenture) upon any of the properties or assets of the Company or any Utility Subsidiary pursuant to any such term;

               (vi) The Pennsylvania Public Utility Commission has entered an appropriate order authorizing the Company to issue and pledge the Bonds as contemplated by the Mortgage and Indenture, such order is in full force and effect and, to the best of their knowledge after due inquiry, no proceeding has been initiated upon appeal from or to review the effectiveness of such order; the Pennsylvania Public Utility Commission has entered an appropriate order authorizing the Company to issue and sell the Notes as contemplated by this Agreement and any applicable Terms Agreement, such order is in full force and effect and, to the best of their knowledge after due inquiry, no proceeding has been initiated upon appeal from or to review the effectiveness of such order; no other approval, authorization, order or consent of or declaration, registration or filing with any governmental agency is required for the valid execution and delivery of this Agreement, any applicable Terms Agreement, the Indenture and the Mortgage, the issue and sale of the Notes, the issue and pledge of the Bonds or the consummation by the Company of the other transactions contemplated by this Agreement, any applicable Terms Agreement, the Indenture, or the Mortgage except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws;

               (vii) The Indenture has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by duly authorized officers of the Company. The Indenture constitutes a legal, valid and binding instrument, enforceable in accordance with its terms, except, as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws or affecting creditors' rights generally, and to general equity principles; the Indenture has been qualified under the Trust Indenture Act; and the Indenture conforms to the description thereof in the Prospectus as amended or supplemented;

               (viii) The Mortgage has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by duly authorized officers of the Company. The Mortgage constitutes a legal, valid and binding instrument, enforceable in accordance with its terms, except, as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally, (b) applicable state laws which may affect the remedies provided for in the Mortgage without, however, rendering inadequate, in such counsel's opinion, the remedies available to the Bond Trustee for the practical realization of the benefit of the security intended to be afforded thereby, (c) the Atomic Energy Act of 1954, 42 U.S.C.
section 2011, et seq, and the rules and regulations thereunder, and (d) general equity principles; and the Mortgage conforms to the description thereof in the prospectus as amended or supplemented;

               (ix)  This Agreement and any applicable Terms
Agreement have been duly authorized, executed and delivered by the Company;

               (x) The Notes have been duly authorized by all necessary corporate action on the part of the Company, and when duly executed, issued and delivered by duly authorized officers of the Company and authenticated by the Note Trustee, will constitute legal, valid and binding obligations of the Company;

               (xi) The Notes when issued and authenticated in compliance with the Indenture will be entitled to the benefit of the security afforded by the Indenture and will be secured equally and ratably with all other notes outstanding under the Indenture, if any;

               (xii) The Bonds have been duly authorized by all necessary corporate action on the part of the Company, and when duly executed, issued and delivered by duly authorized officers of the Company and authenticated by the Bond Trustee, will constitute legal, valid and binding obligations of the Company;

               (xiii) The Bonds when issued and authenticated in compliance with the Mortgage will be entitled to the benefit of the security afforded by the Mortgage and will be secured equally and ratably with all other bonds outstanding under the Mortgage except insofar as the benefit of any sinking or other fund provided for in the Mortgage may be limited to the bonds of a particular series;

               (xiv) Upon delivery of the Bonds to the Note Trustee in accordance with the Indenture, the pledge of the Bonds pursuant to the Indenture will create in favor of the holders of the Notes a valid and perfected first priority security interest in the Bonds;

               (xv)  The Registration Statement has become
effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated;

               (xvi)  The descriptions in the Registration
Statement and Prospectus as amended or supplemented of the Notes and the Bonds and of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown and they do not know of any legal or governmental proceedings required to be described in the Prospectus as amended or supplemented which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or prospectus as amended or supplemented or to be filed as exhibits to the Registration Statement which are not described and filed as required; and

               (xvii)  The Registration Statement and the
Prospectus as amended and supplemented comply as to form in all material respects with the Act and the Trust Indenture Act, and the documents incorporated therein by reference in the Prospectus as amended and supplemented complied, when filed, in all material respects with the Exchange Act (provided that such counsel need not express any opinion as to financial statements, schedules or other financial data included in the Registration Statement or the prospectus as amended and supplemented);

          Such counsel shall also state that they have acted as special counsel to the Company in connection with the issuance and sale of the Notes and in connection therewith have participated in the preparation of the Registration Statement and in the review of all the documents incorporated therein by reference, and that based upon such participation and review, such counsel do not believe that either the Registration Statement or the Prospectus as amended and supplemented, including the documents incorporated therein by reference (except for financial statements, schedules and other financial data included therein or incorporated therein by reference, as to which counsel need express no opinion or belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented as of the date of the opinion, including the documents incorporated therein by reference (except for financial statements, schedules and other financial data included therein or incorporated by reference as to which counsel need express no opinion or belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Such opinion shall also cover the title to the Company's properties, the lien of the Mortgage on present and after-acquired real property of the Company and perfection of security interests in the Company's present and after acquired personal property and in all of the capital stock of PECO Energy Company, all in the form and scope to which you have heretofore given your approval;

               (d) Not later than 10:00 A.M., Philadelphia time, on the Commencement Date and on each Settlement Date or Time of Delivery referred to in Section 4(j) hereof, the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or such Settlement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, substantially in the form heretofore approved by you;

               (e)  Since the date of the latest audited
financial statements included or incorporated by reference in the Prospectus as amended or supplemented there shall not have been any change, or any development which the Agent reasonably believes will result in a material adverse change, in the financial condition, business or results of operations of the Company and its subsidiaries, considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, the effect of which, in any such case is in the judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Notes from the Company or the purchase by such Agent of Notes from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

               (f) There shall not have occurred any of the following: (i) trading in securities on the New York Stock Exchange, or trading in any of the Company's securities, shall have been suspended or materially limited, or minimum prices have been established on such Exchange, or any new restrictions on transactions in securities materially affecting the free market shall have been established by such Exchange, by the Commission, by any other federal or state agency, by action of the Congress or by Executive Order; (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities; (iii) the Company has been placed on credit watch with negative implications; (iv) any downgrading in the rating accorded the Company's First and Refunding Mortgage Bonds by Moody's Investors Service, Inc. or Standard & Poor's Corporation; or (v) there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis of comparable magnitude that, in the judgment of any Agent, is material and adverse and, in the case of any of the events specified in clauses (i) through (v), such event singly or together with any other event, makes it, in the reasonable judgment of any Agent, impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principal, pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

               (g) The Company shall have furnished or caused to be furnished to such Agent certificates of officers of the Company dated the Commencement Date and each Settlement Date or Time of Delivery referred to in Section 4(k) hereof, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such Settlement Date or Time of Delivery, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such Settlement Date or Time of Delivery, as the case may be, as to the matters set forth in subsections (a), (e), (h) and (i) of this Section 6, and as to such other matters as such Agent may reasonably request;

               (h) At the Settlement Date or Time of Delivery, as the case may be, there shall be in full force and effect a Notice of Registration of a Securities Certificate under the Pennsylvania Public Utility Law permitting the issuance and pledge of the Bonds and the transactions relating thereto substantially in accordance with the terms and conditions herein set forth and containing no provision unacceptable to the Agents, it being understood that the Notice in effect as of the date of this Agreement (of which a copy is available at the office of the Company for examination by the Agents) does not contain any such unacceptable provision, and that no subsequent Notice shall be deemed to contain any such unacceptable provision, unless the Agents, within 24 hours after receiving a copy thereof from the Company, shall give notice to the Company to the effect that such Notice contains an unacceptable provision; and

               (i) At the Settlement Date or Time of Delivery, as the case may be, there shall be in full force and effect a Notice of Registration of a Securities Certificate under the Pennsylvania Public Utility Law permitting the issuance and sale of the Notes and the transactions relating thereto substantially in accordance with the terms and conditions herein set forth and containing no provision unacceptable to the Agents, it being understood that the Notice in effect as of the date of this Agreement (of which a copy is available at the office of the Company for examination by the Agents) does not contain any such unacceptable provision, and that no subsequent Notice shall be deemed to contain any such unacceptable provision, unless the Agents, within 24 hours after receiving a copy thereof from the Company, shall give notice to the Company to the effect that such Notice contains an unacceptable provision.

          7. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; or (ii) any statements or alleged statements in or omissions or alleged omissions from the Statement of Eligibility and Qualification of the Note Trustee under the Indenture; and further provided that the foregoing indemnification with respect to the Preliminary Prospectus or Prospectus shall not inure to the benefit of any Agent from whom or through whom the person asserting any such losses, claims, damages or liabilities purchased Notes if the Company shall sustain the burden of proving that a copy of the Preliminary Prospectus or Prospectus as amended or supplemented (if the Company shall have furnished any amendments or supplements thereto) was provided to such Agent in a timely fashion and not sent or given by or on behalf of such Agent to such person at or prior to written confirmation of the sale of such Notes to such person and if the Prospectus as so amended or supplemented would have cured all defects giving rise to such losses, claims, damages or liabilities.

               (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party pursuant to the second sentence of subsection (d) below and otherwise than under this Agreement. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

               (d)  If the indemnification provided for in this
Section 7 is unavailable to (other than by reason of failure to give notice pursuant to subsection (c) above) or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above and such failure did not prejudice the indemnifying party, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Notes (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Notes purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

               (e)  The obligations of the Company under this
Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

          8. Each Agent, in soliciting offers to purchase Notes from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale; provided however that in the event of a purchaser's refusal to purchase pursuant to Section 4(l) hereof such Agent shall not be entitled to any commission.

          9.   The respective indemnities, agreements,
representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Notes.

          10. The provisions of this Agreement relating to the solicitation of offers to purchase Notes from the Company may be suspended or terminated at any time by the Company as to any Agent; terminated at any time by any Agent as to such Agent and, if in the judgment of any Agent the conditions to the obligations of any purchaser to purchase securities might not be met on any prospective Settlement Date, suspended at any time by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Notes which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a), Section 4(d), Section 4(e), Section 5,
Section 7, Section 8 and Section 9 hereof are concerned.

          11. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Goldman, Sachs & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Credit Department, Credit Control-Medium Term Notes, Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 357-8680 and if to Merrill Lynch & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to World Financial Center, North Tower, New York, New York 10281, Facsimile Transmission No. (212) 449-2234, Attention: MTN Product Management and if to Morgan Stanley & Co. Incorporated shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 1221 Avenue of the Americas, New York, New York 10020, Facsimile Transmission No. (212) 764-7490, Attention: Manager, Continuously-Offered Products Group and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 2301 Market Street, Philadelphia, Pennsylvania 19101, Facsimile Transmission No. 215-561-6450, Attention: Treasurer.

          12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Section 7, Section 8 and Section 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Notes through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase or to be entitled to the benefits of this Agreement by reason of such purchase.

          13. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day when the office of the Commission in Washington, D.C. is normally open for business.

          14. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          15. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts.


          If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                              Very truly yours,

                              PECO ENERGY COMPANY


                              By:  /s/ J. Barry Mitchell
                                  ----------------------
                                   J. Barry Mitchell
                                   Vice President

Accepted in New York, New York,
  as of the date hereof:

GOLDMAN, SACHS & CO.



By:  /s/ Goldman, Sachs & Co.
    -------------------------


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:  /s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated
    -------------------------------------------------------


MORGAN STANLEY & CO. INCORPORATED


By:  /s/ Morgan Stanley & Co. Incorporated
    --------------------------------------

                                                                   ANNEX I

                            PECO ENERGY COMPANY

       [$____________] [COLLATERALIZED MEDIUM-TERM NOTES, SERIES B]

                              Terms Agreement


                                                                     , 19


[Insert names and addresses of underwriters]



Dear Sirs:

          PECO Energy Company (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated May 18, 1995 (the "Distribution Agreement"),
between the Company on the one hand and [                    ],
[                        ] [                        ] (the
"Agents") on the other, to issue and sell to
[                        ], [                        ]
[                        ] the securities specified in the
Schedule hereto (the "Purchased Notes"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Notes is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Notes from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Notes.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Notes, in the form heretofore delivered to you is now proposed to be filed with, or in the case of a supplement, mailed for filing to, the Commission.

          Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to you and you agree to purchase from the Company the Purchased Notes, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us _____ counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.


                              PECO ENERGY COMPANY



                              By:


Accepted:



By:



By:



By:




                                                        Schedule to Annex I


Title of purchased Notes:

     [____% Notes due _____] [Collateralized Medium-Term Notes,
     Series B]

Aggregate Principal Amount:

     [$_____________]

[Price to Public:]

Purchase Price by [___________________________________]:

     _____% of the principal amount of the purchased Notes
     [, plus accrued interest from         to         ] [and
     accrued amortization, if any, from         to        ]

Method of and specified Funds for Payment of Purchase Price:

     [By certified or official bank check or checks, payable to the order of the Company, in [[New York] Clearing House]
     [immediately available] funds]

     [By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds]

Indenture:

     Indenture, dated as of October 1, 1989, as previously amended and as further supplemented by a Second Supplemental Indenture dated as of May 1, 1995 between the Company and Fidelity Bank, National Association (to which First Fidelity Bank, National Association is successor), as Note Trustee

Time of Delivery:

Closing Location:

Maturity:

Redemption Provisions:

     Initial Redemption Date:

     Initial Redemption Price:

     Annual Redemption Reduction:  ____% per annum

     Limitation Date:

Interest Rate:

     [    %]

Interest Payment Dates:

     [months and dates]

[Collateral:   $__________ First and Refunding Mortgage Bonds,
               Medium-Term Note Series B]

Documents to be Delivered:

     The following documents referred to in the Distribution
     Agreement shall be delivered as a condition to the Closing:

          [(1) The opinion or opinions of counsel to the Agents referred to in Section 4(h).]

          [(2) The opinion of counsel to the Company referred to in Section 4(i).]

          [(3) The accountants' letter referred to in Section
               4(j).]

          [(4) The officers' certificate referred to in Section
               4(k).]

Other Provisions (including Syndicate Provisions, if applicable):




                                                                   ANNEX II


                            PECO ENERGY COMPANY

                         Administrative Procedure



          This Administrative Procedure relates to the Notes defined in the Distribution Agreement, dated May 18, 1995 (the "Distribution Agreement"), between PECO Energy Company (the "Company") and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (together, the "Agents"), to which this Administrative Procedure is attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture as amended or supplemented. To the extent any procedure set forth below conflicts with the provisions of the Notes, the Indenture or the Distribution Agreement, the relevant provisions of the Notes, the Indenture and the Distribution Agreement shall control.

          The procedures to be followed with respect to the settlement of sales of Notes directly by the Company to purchasers solicited by an Agent, as agent, are set forth below.
Part I below describes procedures of general applicability with respect to such Notes. Part II below describes procedures specifically and exclusively applicable (any procedure in Part I below to the contrary notwithstanding) to such Notes which are either Global Notes or Book-Entry Notes (each as defined below). The terms and settlement details related to a purchase of Notes by an Agent, as principal, from the Company will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Note by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Note by such Agent as principal other than pursuant to a Terms Agreement, as the "Purchasing Agent."

          The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Notes and the related settlement details.

          Each Note will be issued only in fully registered form and will be represented by either a global certificate (a "Global Certificate") delivered to the Trustee, as agent for The Depository Trust Company (the "Depositary") and recorded in the book-entry system maintained by the Depositary (a "Book-Entry Note") or a certificate (a "Definitive Certificate") delivered to a person designated by an Agent.


               PART I:  PROCEDURES OF GENERAL APPLICABILITY


Posting Rates by Company:

          The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturities of Notes that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period. If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by Company:

          Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Notes, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Notes as a Purchasing Agent. The Company will have the sole right in its absolute discretion to accept offers to purchase Notes and may reject any such offer in whole or in part.

          The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Notes. If the Company accepts an offer to purchase Notes, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to Company by Selling Agent:

          After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

          (1)  Principal amount of Notes to be purchased;

          (2)  Interest Rate;

          (3)  Maturity Date;

          (4)  Issue Date;

          (5)  Issue Price;

          (6) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

          (7)  Net proceeds to the Company;

          (8)  Settlement Date;

          (9) If a redeemable Note, such of the following as are applicable:

                (i)  Initial Redemption Date,
               (ii)  Initial Redemption Price (% of par),
              (iii) Annual Redemption Reduction (% per annum), and
               (iv)  Limitation Date;

         (10) Name, address and taxpayer identification number of the registered owner; and

         (11) Denomination of certificates to be delivered at settlement.

Preparation of Pricing Supplement by Company:

         If the Company accepts an offer to purchase a Note, it will prepare a Pricing Supplement. The Company will supply at least ten copies of such Pricing Supplement to the Selling Agent or Purchasing Agent, as the case may be, not later than 5:00 P.M., New York City time, on the Business Day following the date of acceptance of such offer, or if the Company and the purchaser agree to settlement on the date of such acceptance, not later than noon, New York City time, on such date. The Company will arrange to have the Pricing Supplement filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period for such filing by the rules and regulations under the Act.

Delivery of Confirmation and Prospectus to Purchaser by Selling
Agent:

         The Selling Agent will deliver to the purchaser of a Note a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Note prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale (including, in the case of a Book-Entry Note, the confirmation through the Depositary's Institutional Delivery System) or (b) the Note.

Date of Settlement:

         All offers solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the "Settlement Date") which is the fifth Business Day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on any other Business Day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 A.M., New York City time, on the date of such acceptance.

Instruction from Company to Trustee for Preparation of Notes:

         After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.

         The Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Notes no later than 2:15 P.M., New York City time, on the Settlement Date. Such instruction will be given by the Company prior to 3:00 P.M., New York City time, on the Business Day prior to the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Notes in which case such instruction will be given by the Company by 11:00 A.M., New York City time.

Preparation and Delivery of Notes by Trustee and Receipt of Payment Therefor:

         The Trustee will prepare each Note and appropriate receipts that will serve as the documentary control of the transaction.

         In the case of a sale of Notes to a purchaser solicited by an Agent, the Trustee will, by 2:15 P.M., New York City time, on the Settlement Date, deliver the Notes to the Selling Agent for the benefit of the purchaser of such Notes against delivery by the Selling Agent of a receipt therefor. On the Settlement Date the Selling Agent will deliver payment for such Notes in immediately available funds to the Company in an amount equal to the issue price of the Notes less the Selling Agent's commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser. The Company shall not use any proceeds advanced by a Selling Agent to purchase or carry any margin securities in violation of Regulations G, T, U or X of the Federal Reserve Board.

         In the case of a sale of Notes to a Purchasing Agent, the Trustee will, by 2:15 P.M., New York City time, on the Settlement Date, deliver the Notes to the Purchasing Agent against delivery of payment for such Notes in immediately available funds to the Company in an amount equal to the issue price of the Notes less the Purchasing Agent's discount.

Failure of Purchaser to Pay Selling Agent:

         If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Note, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Note to the Trustee. Immediately upon receipt of such Note by the Trustee, the Company will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Note. The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

         The Trustee will cancel the Note in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Note.



          PART II:  PROCEDURES APPLICABLE TO BOOK-ENTRY NOTES AND
                               GLOBAL NOTES


         In connection with the qualification of Book-Entry
Notes for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to the Depositary, dated May 17, 1995, and a Medium-Term Note Certificate Agreement dated December 27, 1989, between the Trustee and the Depositary (the "Certificate Agreement"), and the Trustee's obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS"). It is understood that the ownership interests of purchasers of Book-Entry Notes will be credited to the book-entry accounts of one or more participants in the Depositary (each a "Participant") in accordance with the Depositary's customary practices and reflected in the records of such Participants or one or more indirect participants in the Depositary designated by such purchasers in accordance with the arrangements between such purchasers and such Participants and indirect participants.

Issuance:        All Notes which are Book-Entry Notes and have
                 the same Issue Date, redemption provisions, repayment provisions, Interest Payment Dates, interest rate, interest payment periods, and Stated Maturity (collectively, the "Terms") will be represented initially by a single
                 Global Certificate in fully registered form without coupons.

Identification:  The Company has arranged with the CUSIP Service
                 Bureau of Standard & Poor's Corporation (the
                 "CUSIP Service Bureau") for the reservation of
                 approximately [   ] CUSIP numbers which have
                 been reserved for and relating to Book-Entry
                 Notes, and the Company has delivered to the Trustee and the Depositary such list of such CUSIP numbers. The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B. The Depositary will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and the Depositary. Book-Entry Notes having an aggregate principal amount in excess of $100,000,000 will be represented by two or more Global Certificates which shall all be assigned the same CUSIP number.

Registration:    Each Global Certificate will be registered in
                 the name of Cede & Co., as nominee for the Depositary, on the register maintained by the Trustee under the Indenture. On the first
                 Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Book-Entry Notes as of the immediately preceding Business Day.

Transfers:       Transfers of interests in a Book-Entry Note
                 will be effected in accordance with
                 arrangements in effect between Participants
                 (and in certain cases, one or more indirect participants in the Depositary) and the beneficial transferors and beneficial transferees of such Book-Entry Note, and the interests of participants therein will be reflected as appropriate by book entries made by the Depositary.

Exchanges:       The Trustee may deliver to the Depositary and
                 the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Global Certificates for outstanding
                 Book-Entry Notes having the same Terms, (except that Issue Dates need not be the same), and for which interest (if any) has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest
                 Payment Date (if any) for such Book-Entry
                 Notes, on which such Global Certificates shall be exchanged for a single replacement Global
                 Certificate; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Certificate. Upon receipt of such a notice, the Depositary will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service
                 Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Certificates to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Certificates for a single
                 Global Certificate bearing the new CUSIP number, and the CUSIP numbers of the exchanged
                 Global Certificates will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.
                 Notwithstanding the foregoing, if the Global
                 Certificates to be exchanged exceed
                 $100,000,000 in aggregate principal amount, one replacement Global Certificate will be authenticated and issued to represent each $100,000,000 of principal amount of the exchanged Global Certificates and an additional
                 Global Certificate will be authenticated and issued to represent any remaining principal amount of such Global Certificates (see
                 "Denominations" below).

Denominations:   All Book-Entry Notes will be denominated in
                 U.S. dollars. Book-Entry Notes will be issued in denominations of $1,000 and any integral multiple thereof. Global Certificates will be denominated in principal amounts not in excess of $100,000,000. If one or more Book-Entry
                 Notes having an aggregate principal amount in excess of $100,000,000 would, but for the preceding sentence, be represented by a single
                 Global Certificate, then one Global Certificate will be issued to represent each $100,000,000 principal amount of such Book-Entry Note or Book-Entry Notes and an additional Global
                 Certificate will be issued to represent any remaining principal amount of such Book-Entry
                 Note or Book-Entry Notes. In such a case, each of the Global Certificates representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:        General.  The Depositary will arrange for each
                 pending deposit message described under
                 Settlement Procedure C below to be transmitted to Standard & Poor's Corporation, which will use the message to include certain information regarding the related Book-Entry Notes in the appropriate daily bond report published by Standard & Poor's Corporation.

Payments of
Principal
and Interest:    Payments of Interest Only.  Promptly after each
                 Regular Record Date, the Trustee will deliver to the Company and the Depositary a written notice specifying by CUSIP number the amount of interest (if any) to be paid on each Book-Entry
                 Note on the following Interest Payment Date
                 (other than an Interest Payment Date coinciding with the Stated Maturity) and the total of such amounts. The Depositary will confirm the amount payable (if any) on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard &
                 Poor's Corporation.  On such Interest Payment
                 Date, the Company will pay to the Trustee, as Paying Agent, and the Trustee in turn will pay to the Depositary, such total amount of interest due (other than at Stated Maturity), and the times and in the manner set forth below under "Manner of Payment."

                 Payments at Stated Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and the Depositary a written list of principal, premium, if any, and interest to be paid on each Book-Entry Note maturing either at Stated Maturity or on a Redemption Date or repayment date in the following month. The Trustee, the Company and the Depositary will confirm the amounts of such principal, premium (if any) and interest payments with respect to each such Book-Entry Note on or about the fifth Business Day preceding the Stated Maturity of such Book-Entry Note. At such Stated Maturity, the Company will pay to the Trustee, and the Trustee in turn will pay to the Depositary, the principal amount of such Book-Entry Note, together with interest and premium, if any, due at such Stated Maturity, at the times and in the manner set forth below under "Manner of Payment." Promptly after payment to the Depositary of the principal, interest and premium, if any, due at the Stated Maturity of all Book-Entry Notes represented by a particular Global Certificate, the Trustee will cancel such Global Certificate, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy such Global Certificate.

                 Manner of Payment. The total amount of any principal, premium and interest due on Book-Entry Notes on any Interest Payment Date or at Stated Maturity shall be paid by the Company to the Trustee, as Paying Agent, in funds immediately available for use by the Trustee as of 9:30 A.M., New York City time, on such date. The Company will make such payment on such Book-Entry Notes by wire transfer to the Trustee or by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. For maturity, redemption and other principal payments, prior to 10:00 A.M., New York City time, on each Stated Maturity or other such date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by the Depositary) to an account at the Federal Reserve Bank of New York previously specified by the Depositary, in funds available for immediate use by the Depositary, each payment of interest, principal and premium, if any, due on Book-Entry Notes on such date; and for interest payments, the Trustee will pay the Depositary in same-day funds on the Interest Payment Date in accordance with existing arrangements between the Trustee and the Depositary. Thereafter on each such date, the Depositary will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Book-Entry Notes are recorded in the book-entry system maintained by the Depositary. Once payment has been made to the Depositary, neither the Company nor the Trustee shall have any responsibility or liability for the payment by the Depositary of the principal of, or premium, if any, or interest on, the Book-Entry Notes to such Participants.

                 Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in the Depositary or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Book-Entry Note, or as applicable law may otherwise require.

Settlement
Procedures:      Settlement Procedures with regard to each Book-
                 Entry Note sold by each Agent, as agent of the Company will be as follows:

    A.           After the acceptance of an offer by the
                 Company with respect to a Book-Entry Note, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the "Book-Entry Sale Information") to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

                 (1)  Principal amount of the Book-Entry
                      Note to be purchased;

                 (2)  Interest Rate;

                 (3)  Stated Maturity;

                 (4)  Issue Date;

                 (5)  Issue Price;

                 (6)  Selling Agent's commission or
                      Purchasing Agent's discount, as the
                      case may be;

                 (7)  Net proceeds to the Company;

                 (8)  Settlement Date;

                 (9)  If a redeemable Note, such of the
                      following as are applicable:

                      (i)       Initial Redemption Date,

                            (ii)  Initial Redemption Price (% of
                                  par),

                           (iii)  Annual Redemption Reduction (%
                                  per annum), and

                            (iv)  Limitation Date; and

                 (10) The taxpayer identification number of
                      the purchaser.

    B.           Upon receiving the Book-Entry Sale
                 Information from the Selling Agent or the Purchasing Agent, as the case may be, the Company will assign a CUSIP number to the Global Certificate representing such Book-
                 Entry Note and then as soon as practicable advise the Trustee by telephone (confirmed by facsimile transmission) of the Book-
                 Entry Sale Information received from the Selling Agent or the Purchasing Agent, as the case may be, such CUSIP number and the name of such Agent.

    C.           The Trustee will communicate to the
                 Depositary, such Agent and Standard &
                 Poor's Corporation, through the
                 Depositary's Participant Terminal System, a pending deposit message specifying the following settlement information:

                 1.   The Book-Entry Sale Information.

                 2.   Identification numbers of the
                      participant accounts maintained by
                      the Depositary on behalf of the
                      Trustee and such Agent.

                 3.   Identification as a Fixed Rate Note.

                 4.   Initial Interest Payment Date for
                      such Note, number of days by which
                      such date succeeds the related record
                      date for Depositary purposes and, if
                      then calculable, the amount of
                      interest payable on such Interest
                      Payment Date (which amount shall have
                      been confirmed by the Trustee).

                 5.   CUSIP number of the Global
                      Certificate representing such Book-
                      Entry Note.

                 6.   Whether such Global Certificate will
                      represent any other Book-Entry Notes
                      issued or to be issued (to the extent
                      then known).

    D. The Company will instruct the Trustee by facsimile transmission or other acceptable written means to complete a Global
                 Certificate representing such Book-Entry
                 Note and to authenticate such Global
                 Certificate, to register such Global
                 Certificate in the name of Cede & Co., as nominee of the Depositary, and to effect delivery thereof to the Depositary by the Trustee's possession of such authenticated
                 Global Certificate as agent for the
                 Depositary.

    E.           The Trustee will authenticate the Global
                 Certificate representing such Book-Entry
                 Note, register such Global Certificate in the name of Cede & Co., as nominee of the Depositary, and take delivery thereof as agent for the Depositary.

    F.           The Depositary will credit such Book-Entry
                 Note to the participant account of the
                 Trustee maintained by the Depositary.

    G.           The Trustee will enter an SDFS deliver
                 order through the Depositary's Participant
                 Terminal System instructing the Depositary
                 (i) to debit such Book-Entry Note to the Trustee's participant account and credit such Book-Entry Note to the participant account of the Selling Agent or the Purchasing Agent, as the case may be, maintained by the Depositary and (ii) to debit the settlement account of the Selling Agent or the Purchasing Agent, as the case may be, and credit the settlement account of the Trustee maintained by the Depositary, in an amount equal to the price of such Book-Entry Note less such Agent's commission or discount, as the case may be. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to the Depositary that (i) the Global
                 Certificate representing such Book-Entry
                 Note has been issued, authenticated and
                 delivered and (ii) the Trustee is holding such Global Certificate pursuant to the Medium-Term Note Certificate Agreement between Trustee and the Depositary.

    H. The Selling Agent or the Purchasing Agent, as the case may be, will enter an SDFS deliver order through the Depositary's
                 Participant Terminal System instructing
                 the Depositary (i) to debit such Book-
                 Entry Note to the participant account of such Agent and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-
                 Entry Note maintained by the Depositary
                 and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent maintained by the Depositary in an amount equal to the price of such Book-Entry
                 Note.

    I. Transfers of funds in accordance with SDFS deliver orders described in Settlement
                 Procedures G and H will be settled in
                 accordance with SDFS operating procedures in effect on the Settlement Date.

    J. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure G.

    K.           The Trustee will send a copy of the Global
                 Certificate by first-class mail to the
                 Company together with a statement setting forth the principal amount of Book-Entry
                 Notes Outstanding as of the related
                 Settlement Date after giving effect to
                 such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

    L. The Selling Agent or the Purchasing Agent, as the case may be, will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-
                 Entry Note a confirmation order through
                 the Depositary's Participant Terminal
                 System or by mailing a written
                 confirmation to such purchaser.

Settlement
Procedures
Timetable:       For orders of Book-Entry Notes accepted by the
                 Company, Settlement Procedures "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                 Settlement
                 Procedure           Time
                 ----------          ----
                     A               11:00 A.M. on the trade date
                     B               12:00 Noon on the trade date
                     C               2:00 P.M. on the trade date
                     D               3:00 P.M. on the Business Day
                                              Settlement Date
                     E               9:00 A.M. on Settlement Date
                     F               10:00 A.M. on Settlement Date
                     G-H             2:00 P.M. on Settlement Date
                     I               4:45 P.M. on Settlement Date
                     J-L             5:00 P.M. on Settlement Date


                 If a sale is to be settled more than one
                 Business Day after the trade date, Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such sale date. Settlement Procedure I is subject to an extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                 If settlement of a Book-Entry Note is
                 rescheduled or cancelled, the Company will as soon as practicable give the Trustee notice to such effect. The Trustee will deliver to the Depositary through the Depositary's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M., New York City time, on the Business Day immediately preceding the scheduled Settlement Date (provided the Trustee received such notice from the Company by noon on the Business Day immediately preceding the Settlement Date) and in any case as soon as practicable. A copy of such message will be routed through the facilities of the Depositary to the Selling Agent and Standard & Poor's Corporation.

Failure to
Settle: If the Trustee fails to enter in timely fashion an SDFS deliver order with respect to any portion of a Book-Entry Note pursuant to Settlement Procedure G, or if the Selling Agent or the Purchasing Agent, as the case may be, fails to enter in timely fashion an SDFS deliver order with respect to such Book-Entry Note pursuant to Settlement Procedure H (in which event the Trustee shall not be liable for damages arising as a consequence of or incident to such Selling Agent's or Purchasing Agent's failure; as the case may be), the Trustee may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Note to the participant account of the Trustee maintained at the Depositary. A copy of such message will be routed through the facilities of the Depositary to such Agent.
                 The Depositary will process the withdrawal message, provided that such participant account contains Book-Entry Notes having the same Terms having an aggregate principal amount that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a particular Global Certificate, the Trustee will immediately cancel such Global Certificate, make appropriate entries in its records and, unless otherwise instructed by the Company destroy the Global Certificate. The CUSIP number assigned to such Global Certificate shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to only a portion of the Book-Entry Notes represented by a particular Global Certificate, the Trustee will exchange such Global Certificate for two Global Certificates, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be cancelled and destroyed immediately after issuance, and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Certificate and shall bear the CUSIP number of the surrendered Global Certificate. The Company will reimburse such Agent on an equitable basis for its loss of the use of funds during any period when the funds were credited to the account of the Company in connection with such attempted settlement.

                 If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof or by a person, including an indirect participant in the Depositary, acting on behalf of such purchaser (other than the Purchasing Agent, if any), such Participants and, in turn, the Selling Agent or the Purchasing Agent, as the case may be, may enter SDFS deliver orders through the Depositary's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Immediately thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. The Company will reimburse such Agent on an equitable basis for its loss of the use of funds during any period when the funds were credited to the account of the Company in connection with such attempted settlement.

                 Notwithstanding the foregoing, upon any failure to settle with respect to any portion of a Book-Entry Note, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to any portion of a Book-Entry Note that was to have been represented by a Global Certificate also representing other Book-Entry Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Global Certificate representing the remaining principal amount to have been represented by such Global Certificate and will make appropriate entries in its records.